UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported January 7, 2019
NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (281) 925-0950
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
LIMITED WAIVER AND THIRD AMENDMENT TO CREDIT AGREEMENT
On January 7, 2019, Nobilis Health Corp. (the “Company”), an indirect subsidiary, Northstar Healthcare Acquisitions, L.L.C., as Borrower, and certain subsidiary guarantors entered into the Amendment No. 3 (the “Amendment”) and Second Limited Conditional Waiver (the “Waiver”) with respect to the Company’s Credit Agreement dated October 28, 2016, as amended (the “Credit Agreement”) with BBVA Compass Bank as Administrative Agent, LC Issuing Lender and Swingline Lender and other lenders party thereto (the “Lenders”). The Waiver and Amendment has an effective date of December 31, 2018. Pursuant to the Waiver, the Lenders agreed to a limited waiver of certain specified defaults with respect to certain financial covenants, the execution and delivery of Pledge Agreement Supplements, the description of Pledged Interests of some Debtors, and the failure to join an indirect subsidiary of the Company to the Credit Agreement (collectively the “Specified Defaults”). The Waiver terminates on the earlier to occur of (a) an Event of Default other than the Specified Defaults, (b) any Loan Party’s actual knowledge of an Event of Default (other than the Specified Defaults and the Disputed Specified Defaults) that occurred prior to the Second Waiver Period and that has not been cured within three Business Days of a Loan Party obtaining actual knowledge of such Event of Default, and (c) January 11, 2019, after the earliest of which such Specified Defaults (and any Disputed Specified Default that is determined to be an event of Default) shall spring back into existence.
The Amendment modifies the definition of Applicable Margin by (1) increasing with respect to the Revolving Credit Facility and the Term A Loan Facility the Base Rate Loans from 3.75% to 4.75% per annum and the Eurodollar Rate Loans from 4.75% to 5.75% per annum, (2) increasing with respect to the Term B Loan Facility the Base Rate Loans from 5.75% to 6.75% per annum and the Eurodollar Rate Loans from 6.75% to 7.75% per annum, and (3) increasing the LC Fees from 4.75% to 5.75%.
This summary of the Waiver and the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Waiver and the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
10.1 Amendment No. 3 to Credit Agreement and Waiver dated as of December 31, 2018 among NorthStar Healthcare Acquisitions, L.L.C., Nobilis Health Corp., NorthStar Healthcare Holdings, Inc, the other Loan Parties (as defined in the Credit Agreement) party hereto, Compass Bank (in its individual capacity, "Compass Bank") in its capacity as Swingline Lender, LC Issuing Lender and Administrative Agent and the other Lenders.

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.1
Amendment No. 3 to Credit Agreement and Waiver dated as of December 31, 2018 among NorthStar Healthcare Acquisitions, L.L.C., Nobilis Health Corp., NorthStar Healthcare Holdings, Inc, the other Loan Parties (as defined in the Credit Agreement) party hereto, Compass Bank (in its individual capacity, "Compass Bank") in its capacity as Swingline Lender, LC Issuing Lender and Administrative Agent and the other Lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth J. Klein
Kenneth J. Klein
Chief Financial Officer

Date: January 9, 2019